UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

IVAX Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14798	11-3500746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 North Miami Avenue, Miami, Florida	33127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-324-2300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b) On June 18, 2010, IVAX Diagnostics, Inc. (the “Company”), appointed Grant Thornton LLP (“Grant Thornton”) as its new independent registered public accounting firm for the Company’s fiscal year ending December 31, 2010, effective immediately. The decision to appoint Grant Thornton was made and approved by the Audit Committee of the Company’s Board of Directors. Grant Thornton succeeds PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm. The Company previously disclosed its dismissal of PwC in connection with its decision to engage this new independent registered public accounting firm.

During the fiscal years ended December 31, 2009 and 2008 and the interim period through June 18, 2010, the Company has not consulted with Grant Thornton regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of either a “disagreement,” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2010	IVAX Diagnostics, Inc.

	By:	/s/ Charles Struby
		Name:	Charles Struby
		Title:	Chief Executive Officer and President